SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12
/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

                             DIME BANCORP, INC.
------------------------------------------------------------------------------
              (Name of Registrant As Specified In Its Charter)

                      NORTH FORK BANCORPORATION, INC.
------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)    Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
2)    Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
4)    Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
5)    Total fee paid:

------------------------------------------------------------------------------
/ /   Fee paid previously with preliminary materials.

------------------------------------------------------------------------------
/ /   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:

------------------------------------------------------------------------------
2)    Form, Schedule or Registration Statement No.

------------------------------------------------------------------------------
3)    Filing party:

------------------------------------------------------------------------------
4)    Date filed:

------------------------------------------------------------------------------



FOR IMMEDIATE RELEASE                  INVESTOR:   DANIEL M. HEALY
                                                   EXECUTIVE VICE PRESIDENT
                                                   CHIEF FINANCIAL OFFICER
                                                   631-844-1258

                                       PRESS:      KEKST AND COMPANY
                                                   ROBERT D. SIEGFRIED
                                                   212-521-4832


                   NORTH FORK RESPONDS TO DIME STATEMENTS


MELVILLE, N.Y. - JULY 7, 2000 - (NYSE:NFB) In response to assertions that officials at Dime Bancorp, Inc. have told several of their shareholders today that North Fork Bancorporation, Inc. was given an opportunity to be involved in their process, but refused to sign a confidentiality agreement, John Adam Kanas, Chairman and Chief Executive Officer of North Fork said, "I can say unequivocally and without qualification that no one at North Fork or any of its advisors had any conversations with anyone at Dime or any of its advisors relating in any way to the subject of North Fork entering into a confidentiality/standstill agreement with Dime. Obviously, we would never have agreed to a standstill that would have impeded our exchange offer; however, it is categorically untrue that such an offer was ever made by Dime."

                                 * * * * *

Investors and security holders are advised to read North Fork's registration statement and tender offer statement with respect to its exchange offer for Dime common stock, North Fork's proxy statement with respect to North Fork's proposed solicitation of proxies from Dime stockholders in connection with Dime's 2000 annual meeting of stockholders, and any amendments or supplements to any of such documents (when they become available), because each of these documents contains, or will contain, important information. Investors and security holders may obtain a free copy of the exchange offer registration statement, the tender offer statement, the proxy statement, any amendments or supplements to any of such documents (when they become available), and any other documents filed by North Fork with the SEC, at the SEC's Internet web site at www.sec.gov. Each of these documents may also be obtained free of charge by overnight mail or direct electronic transmission by calling North Fork's information agent, D.F. King & Co., Inc. toll-free at 1-800-755-7250.